Exhibit 23.2

CONSENT OF QUALIFIED PERSON

RESPEC LLC ("RESPEC"), in connection with the Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) of Intrepid Potash, Inc. (the “Company”), hereby consents to:

•the public filing by the Company and use of (i) the technical report titled “Technical Report Summary of the 2023 Estimated Resources and Reserves at Intrepid Potash-New Mexico” with an effective date of December 31, 2023 and dated February 14, 2024, (ii) the technical report titled “Technical Report Summary of the 2023 Estimated Resources and Reserves at Intrepid Potash-Moab” with an effective date of December 31, 2023 and dated February 14, 2024, and (iii) the technical report titled “Technical Report Summary of the 2023 Estimated Resources and Reserves at Intrepid Potash-Wendover” with an effective date of December 31, 2023 and dated February 14, 2024 (collectively, the “Technical Report Summaries”), in each case that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “Commission”), as exhibits to this Form 10-K and incorporated by reference therein;

•the incorporation by reference of the Technical Report Summaries into the Company's Registration Statements on Form S-8 (Nos. 333-150444, 333-211650, 333-218423, 333-233057 and 333-266585) (collectively, the “Registration Statements”);

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Commission), in connection with the Form 10-K, the Registration Statements and the Technical Report Summaries; and

•any extracts from or a summary of the Technical Report Summaries of 2023 Estimated Resources and Reserves in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by the Company, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

RESPEC is responsible for authoring, and this consent pertains to, the Technical Report Summaries of the 2023 Estimated Resources and Reserves. RESPEC certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summaries for which it is responsible.

By: /s/ Susan B. Patton
Name: Susan B. Patton, P.E.
Title: Principal

Grand Junction, Colorado
March 7, 2024